[Letterhead of Intramerica Life Insurance Company]


April 23, 1999

Board of Directors
Intramerica Life Insurance Company
9 Ramland Road
Orangeburg, New York 10962

Gentlemen and Ladies:

                  Re: Intramerica Variable Annuity Account

     In my capacity as Vice President and General Counsel of Intramerica Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, filed with respect to certain flexible variable annuity contracts (the "Contracts") issued by Intramerica Variable Annuity Account (the "Account").

     In forming the following opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

     It is my opinion that:

     1. The Account is a separate investment account of the Company and is duly created and validly existing pursuant to the laws of the State of New York.

     2. The Contracts, when issued in accordance with the Prospectus of the Account and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms.

     3. Assets equal to the reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

     I consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the inclusion of my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Registration Statement on Form N-4.

                            Very truly yours,

                             /s/ John R. Petrowski
                             ---------------------
                            John R. Petrowski
                            Vice President and General Counsel